UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2012

ANDINA ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-35436	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Carrera 10 No. 28-49, Torre A. Oficina 20-05

(Address of Principal Executive Offices) (Zip Code)

57-1-281-1811

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2012, the Registration Statement on Form S-1 (SEC File No. 333-178061) (the Registration Statement”) relating to the initial public offering of 4,000,000 units (“Units”) of Andina Acquisition Corporation (the “Company”) was declared effective by the Securities and Exchange Commission (“SEC”).

Also on March 16, 2012, in connection with the Company’s Registration Statement being declared effective, the Company entered into various agreements, including a warrant agreement with Continental Stock Transfer & Trust Company, as warrant agent. The form of agreements, including the warrant agreement, were originally filed as exhibits to the Registration Statement. However, certain terms have been revised in the warrant agreement since its initial filing. The purpose of this Current Report on Form 8-K is to file the revised and executed warrant agreement. The material terms of such agreement is fully described in the Company’s final prospectus, dated March 16, 2012 as filed with the SEC on March 19, 2012.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 19, 2012, acting by written consent, the Company’s Board of Directors changed the Company’s fiscal year end from June 30 to February 28. The Company will file a report on Form 10-K covering the period from September 21, 2011 (inception) to February 28, 2012.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2012

ANDINA ACQUISITION CORPORATION

By:	/s/ Julio A. Torres
Name: Julio A. Torres
Title: Co-Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

4